Exhibit 10.1

September 5, 2008

FIRST AMENDMENT TO AGREEMENT FOR SERVICES

The undersigned Attic Light Entertainment Inc. (“Attic Light”), with its principal offices and place of business at Attic Light Entertainment Inc., enters into this Agreement for Services with LEA Capital Advisors, LLC. (“LEA”), with its principal offices and place of business at 3420 Ocean Park Blvd. Suite 3000, Santa Monica, California 90405 that LEA will facilitate and manage the process taking Attic Light Entertainment Inc. from a private corporation to an OTCBB public corporation, including but not limited to obtaining legal counsel and financial auditors to bring Attic Light Entertainment Inc. onto OTCBB using the PublicLaunch© method with following terms and conditions agreed by both parties:

1.

Creating a new Attic Light Entertainment Inc. or restructuring Attic Light Entertainment Inc., the existing corporation incorporated in Nevada, determined by both parties, to own 100 percent of Attic Light Entertainment Inc. and all subsidiaries.

2.

The total authorized Shares shall be 300,000,000 common shares, and the total issued shares to be 30,073,000 common shares upon approval of SEC becoming a public company (“Approval”).  The 30,073,000 common shares shall include all shares issued under this Agreement (except for shares issued in connection with financing) including repayment of loans, reimbursement of expenses and back compensations.  No other class of stock is to be authorized or issued.

3.

As determined by Attic Light, after the Closing, Attic Light Entertainment Inc. shall reimburse any previous debts or Compensation to Control Persons from within the 30,000,000 shares authorized and issued under this Agreement.  It is understood that Control Persons’ shares are treated differently from non-Control Persons in relation to tradability by law, and that all Control Persons may be required, as a condition of financing, to sign a “Lock Up Agreement” with the underwriter which will have the effect of restricting the sale of the shares regardless of the tradability of the shares themselves.

ATTIC LIGHT ENTERTAINMENT INC.’S OBLIGATIONS

4.

Attic Light will fulfill to the satisfaction of LEA the following conditions:

•

Attic Light shall issue 2,400,000 Common Shares in the name of LEA Capital Advisors, LLC.,

•

Issue, upon final acceptance as an OTCBB public company, 30,073,000 shares of common stock in the new Attic Light and no other classes of stock;

•

Allow no reverse of its stock shares for a period of two years without the approval of Attic Light outside Board Members and its independent auditor;

•

All legal and auditor opinions and financial statements are to be completed.  Additionally, Attic Light’s SEC attorney will be required to render a certifying and confirming legal opinion that there are no loans or receivables; or, tax, environmental and legal issues; or, accounting and auditing issues outstanding in Attic Light except where specified by its audited financial statement;

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Attic Light will make available all officers, documents and materials required on a timely basis;

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Certification is to be given to LEA legal counsel establishing Attic Light rights to all assets, property, contracts, royalties, patents, copyrights, licenses and permits;

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Register an agreed upon number of shares (see Clause 6) of new Attic Light issued in LEA’s name or assigns in the first registration (generally an S-1 filing with the S.E.C.) as part of the process of securing listing on OTCBB.  These shares are part of the new Attic Light shares agreed as compensation for LEA (enumerated below.)

LEA’S OBLIGATIONS

5.

LEA shall fulfill to the satisfaction of Attic Light the following conditions:

•

Facilitate and manage the process taking Attic Light from a private corporation to a U.S. OTCBB public corporation;

•

Obtain legal counsel and financial auditors to bring Attic Light Entertainment, Inc. onto OTCBB;

•

Assist to restructure the existing Attic Light to meet the requirement of becoming an OTCBB corporation;

•

Inform and consult with the designated officer of Attic Light or assigns on any and all relevant processes, information or other matters concerning the PublicLaunch© of Attic Light;

•

Utilize its SEC legal counsel and auditor to prepare and file all required SEC Forms and filings with the SEC and/or NASD as required by law, and will continue to coordinate on behalf of Attic Light Entertainment Inc. in accordance with NASD & SEC regulations to keep all filings current until closing.  “Closing” is defined as acceptance of Attic Light as an OTCBB listed company by the FINRA (Financial Industry Regulatory Authority).

•

Cooperate with state regulators to provide documentation of the process and supply them with any forms or information as needed.

•

Engage OTC Stock Transfer or equivalent as Attic Light’s transfer agent for its public stock with terms and conditions, acceptable to Attic Light;

•

Secure at least two market makers for Attic Light.

PAYMENT FOR SERVICES

6.

Attic Light will assign the following to LEA on the timeline stated:

•

Attic Light will issue 2,400,000 Common Shares in the name of LEA Capital Advisors, LLC.,

•

$250,000 is to be paid to LEA up front for costs incurred in managing the process;

o

Should Attic Light forgo this payment, Attic Light will issue 1,500,000 common shares LEA Capital Advisors, LLC. or assigns upon acceptance of Attic Light as an OTCBB listed company by FINRA as compensation for efforts required to bring Attic Light to the FINRA as an OTCBB listed company

•

Attic Light will issue 1,875,000 shares to ProPublic Media, LLC for public relations  (Note: Additional Agreement below).  These shares are to be registered (“piggyback registration”) in the first S-1 as part of the Closing registration shares leading to OTCBB quotation.

ADDITIONAL AGREEMENT

In addition to this agreement, Attic Light is required to complete an Agreement between Attic Light and a mutually acceptable PR/IR firm to develop and expand the market for Attic Light’s public stock.  LEA is prepared to engage a mutually acceptable PR/IR company on Attic Light’s behalf, and at LEA’s direction.  This Additional Agreement will not become effective until and when Attic Light is accepted as an OTCBB listed company by FINRA. LEA estimates this Additional Agreement will require the issuance of an additional 1,875,000 to be paid in stages over a one-year period; these shares are to be released by Attic Light as required to fund the PR/IR activities.

CONFIDENTIALITY

It is agreed that the terms of this Agreement are strictly confidential, and will be kept such unless agreed in writing by both Attic Light and LEA.

SIGNATURES OF THE PARTIES

For: Attic Light Entertainment Inc.

For: LEA Management Group LLC.

/s/ Steve Griffith

/s/ Justin M. Eastland

By:  Steve Griffith, Pres & CEO

By: Justin M. Eastland, Managing Director

Date: September 5, 2008

Date: September 5, 2008

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